UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 3, 2007
Cohesant Technologies Inc.

(Exact name of registrant as specified in its chapter)

Delaware	1-13484	34-1775913

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

5845 W. 82nd Street, Suite 102 Indianapolis, Indiana	46278

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (317) 871-7611
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-2.1
EX-2.2
EX-9.1

Item 1.01 Entry into a Material Definitive Agreement
The Merger Agreement
     On December 3, 2007, Cohesant Technologies Inc. (the “Company”), GlasCraft Inc. (“GlasCraft”), CIPAR Inc. (“CIPAR”), Graco Inc. (“Graco”), and Graco Indiana Inc. (“Merger Sub”) entered into an Agreement and Plan of Merger (“Merger Agreement”) pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Graco would acquire GlasCraft. The acquisition will be accomplished through a merger of the Company with Merger Sub (the “Merger”), and will be preceded by a spin-off of all the Company’s non-GlasCraft business operations through a distribution of CIPAR stock as described below (the “Spin-off”). The total merger consideration is $35 million, which amount includes certain debt and transaction costs retained by the Company and GlasCraft as of the effective time of the Merger. At the effective time of the Merger, each share of Company common stock that is then outstanding (other than shares as to which appraisal rights have been properly exercised) will be converted into the right to receive a minimum of $9.05 per share in cash and could receive as much as $9.55 per share in cash (the “Per Share Merger Consideration”). The effective time of the Merger is anticipated to occur in the first quarter of 2008.
     Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding option to purchase Company common stock will be cancelled and converted into the right to receive a cash amount equal to the excess, if any, of the Per Share Merger Price over the exercise price of such option. The Board of Directors of the Company has accelerated the vesting of all outstanding Company stock options to December 21, 2007. The acceleration of the option vesting to a date prior to the effective time of the Merger will permit option holders to exercise their options and receive shares of CIPAR in the Spin-off.
     The consummation of the Merger is subject to customary conditions including, among others, approval by the Company’s stockholders. In connection with the Merger Agreement, Morton A. Cohen, the Company’s Chairman, Clarion Capital Corporation, an affiliate of Mr. Cohen, Morris H. Wheeler, the Company’s Chief Executive Officer, and Robert W. Pawlak, the Company’s Chief Financial Officer, each entered into nearly identical Voting and Support Agreement, each dated December 3, 2007. In the Voting and Support Agreements, Messrs. Cohen, Wheeler and Pawlak and Clarion Capital Corporation have each agreed, among other things, to vote all shares of Company common stock owned by them in favor of approval and adoption of the Merger and the Merger Agreement, and each have granted a proxy to Graco in connection with their obligations under the Voting and Support Agreements.
     The Merger Agreement contains customary representations, warranties and covenants of the parties. The covenants of the parties include, among other things, (i) covenants generally requiring the Company to conduct its business prior to the closing of the Merger in the ordinary course consistent with past practices, (ii) covenants restricting the solicitation of competing acquisition proposals; (iii) covenants relating to obtaining the approval of the Company’s stockholders and (iv) covenants relating to the consummation of the transactions contemplated by the Separation Agreement, including the Spin-off, prior to consummation of the Merger. The Merger Agreement contains certain termination rights of Graco and the Company. Upon the termination of the Merger Agreement under certain specified circumstances, the Company will pay Graco a termination fee of $1,330,000.
     In addition, in connection with the Merger, the Company and CIPAR will enter into a Reciprocal Transition Services Agreement pursuant to which they will each agree to provide the other with certain transition services required after the effective time of the Merger.
The Separation Agreement and Spin-off
     In addition to the merger consideration, each shareholder of the Company on the record date established for the Spin-off, will receive one share of CIPAR common stock for each share of Company common stock that is then outstanding. The Company has received an opinion that the fair market value of CIPAR will be $6.6 million at the time of the Spin-off. After the Spin-off, CIPAR is expected to be known as Cohesant Inc. and its shares are expected to be initially registered under the Securities Exchange Act of 1934, as amended, and quoted on the over-the-counter market. The Spin-off is to be accomplished pursuant to the terms and subject to the conditions of a Separation Agreement between the Company and CIPAR, dated December 3, 2007 (the “Separation Agreement”). The Spin-off will occur immediately prior to the effective time of the Merger. The record date for the Spin-off has not been established but is currently anticipated to be on the date of, and immediately prior to the effective time of, the Merger. The Spin-off will not occur unless the Merger will occur.
     In connection with the Separation Agreement, prior to the Spin-off, the Company and CIPAR will enter into a Tax Matters Agreement which will set forth their agreement related to certain tax matters with respect to the Spin-off and with respect to their respective operations before and after the Spin-off.
     The Company’s board of directors has unanimously approved the Merger Agreement and the Separation Agreement and has unanimously recommended that the Company’s stockholders approve and adopt the Merger Agreement.
     The foregoing description of the Merger Agreement, the Separation Agreement, the Voting and Support Agreements, the Merger and the Spin-off, as well as the description of the forms of Tax Matters Agreement and the Reciprocal Transition Services Agreement, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the Separation Agreement and the form of Voting and Support Agreements, attached hereto as Exhibits 2.1, 2.2, 9.1, respectively, each of which is incorporated herein by reference. The Reciprocal Transition Services Agreement and the Tax Matter Agreement will be filed subsequently with CIPAR’s Form 10 Registration Statement under the Securities Exchange Act of 1934, as amended.
Merger Information
     In connection with the proposed Merger with Graco Inc, the Company will file a proxy statement with the SEC. Stockholders and investors are advised to read the proxy statement when it becomes available because it will contain important information about the Merger and the

Company. Stockholders and investors may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s web site at www.sec.gov. Free copies of the proxy statement, once available, and the Company’s other filings with the SEC, may also be obtained from the Company at www.cohesant.com by clicking on the “Investors” tab and then following the link at “Financial Information” to “SEC Filings.” Free copies of the Company’s filings may be obtained by directing a written request to 5845 W. 82nd St., Indianapolis, IN 46278, Attention: Corporate Secretary or by telephone at 317-871-7611.
Participants in the Solicitation
     The Company and its directors, executive officers and other members of its management may be deemed to be soliciting proxies from the Company’s stockholders in favor of the Merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests in the Merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the Merger by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed with the SEC. Information about the Company’s directors and executive officers may be found in the Company’s definitive proxy statement filed with the SEC on May 4, 2007. These documents will be available free of charge once available at the SEC’s web site at www.sec.gov or by directing a request to the Company as described above.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

2.1	Agreement and Plan of Merger, dated December 3, 2007 by and among Cohesant Technologies Inc., CIPAR Inc., GlasCraft Inc., Graco Inc., and Graco Indiana Inc.

2.2	Separation Agreement, dated December 3, 2007, by and between Cohesant and CIPAR

9.1	Form of Voting and Support Agreement dated December 3, 2007 by and between Graco Inc., and each of Messrs. Cohen, Wheeler and Pawlak and Clarion Capital Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHESANT TECHNOLOGIES INC.
Date: December 4, 2007	By:	/s/ Robert W. Pawlak
Robert W. Pawlak,
Chief Financial Officer